Exhibit 10.1

Hitek Global Inc.

Class A ORDINARY SHARES

(par value $0.0001 per share)

SALES AGREEMENT

October 8, 2025

AC Sunshine Securities LLC

200 E. Robinson Street, Suite 295

Orlando, FL 32801

Ladies and Gentlemen:

The undersigned, Hitek Global Inc., an exempted company incorporated under the laws of the Cayman Islands (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement (as defined below) as being subsidiaries or affiliates of Hitek Global Inc., the “Company”), with its registered office address in the Cayman Islands at PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands, hereby confirms its agreement (this “Agreement”) with AC Sunshine Securities LLC (the “Sales Agent”), as follows:

1. Issuance and Sale of Shares. The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell to or through the Sales Agent, acting as agent or principal, Class A Ordinary Shares of the Company, par value $0.0001 per share having an aggregate offering price of up to $30,000,000 (the “Class A Ordinary Shares”), subject to the limitations set forth in Section 3(b) hereof. The issuance and sale of the Class A Ordinary Shares to or through the Sales Agent will be effected pursuant to the Registration Statement filed by the Company and which was declared effective under the Securities Act (as defined below) by the U.S. Securities and Exchange Commission (the “Commission”). Notwithstanding anything to the contrary contained herein, the parties acknowledge and agree that compliance with any limitations applicable to the issuance and sale of Class A Ordinary Shares under this Agreement, whether arising under the Registration Statement or applicable law (including General Instruction I.B.5 of Form F-3), shall be the sole responsibility of the Company. The Sales Agent shall have no obligation in connection with such compliance, provided that the Sales Agent acts in accordance with the parameters set forth by the Company in any Placement Notice delivered pursuant to this Agreement.

The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”), with the Commission, a shelf registration statement on Form F-3 (File No. 333-279459), including a base prospectus, relating to certain securities, including Class A Ordinary Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed and certain documents that the Company will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”). The Company has prepared a prospectus supplement to the base prospectus included as part of such registration statement specifically relating to the offering of Class A Ordinary Shares pursuant to this Agreement (the “ATM Prospectus”). The Company will furnish to the Sales Agent, for use by the Sales Agent, copies of the ATM Prospectus included as part of such registration statement, relating to the Placement Shares (as defined below). Except where the context otherwise requires, such registration statement, as amended when it becomes effective, including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act or deemed to be a part of such registration statement pursuant to Rule 430B or 462(b) of the Securities Act, or any subsequent registration statement on Form F-3 filed pursuant to Rule 415 under the Securities Act by the Company to cover any Placement Shares, is herein called the “Registration Statement.” The base prospectus, including all documents incorporated therein by reference (to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act)), and the ATM Prospectus, including all documents incorporated therein by reference (to the extent such information has not been superseded or modified in accordance with Rule 412 under the Securities Act (as qualified by Rule 430B(g) of the Securities Act), each of which is included in the Registration Statement, as it or they may be supplemented by any additional prospectus supplement, in the form in which such prospectus and/or ATM Prospectus have most recently been filed by the Company with the Commission pursuant to Rule 424(b) under the Securities Act, together with any “issuer free writing prospectus” (“Issuer Free Writing Prospectus”), as defined in Rule 433 of the Securities Act (“Rule 433”), relating to the Placement Shares that (i) is required to be filed with the Commission by the Company or (ii) is exempt from filing pursuant to Rule 433(d)(5)(i), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g), is herein called the “Prospectus.” Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Agreement, all references to the Registration Statement, the Prospectus or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to either the Electronic Data Gathering Analysis and Retrieval System, or if applicable, the Interactive Data Electronic Applications (collectively “EDGAR”).

2. Placements. Each time that the Company wishes to issue and sell the Class A Ordinary Shares through the Sales Agent, as agent, hereunder (each, a “Placement”), it will notify the Sales Agent by email notice (or other method mutually agreed to in writing by the parties) (a “Placement Notice”) containing the parameters in accordance with which it desires the Class A Ordinary Shares to be sold, which shall at a minimum include the number of Class A Ordinary Shares to be issued (the “Placement Shares”), the time period during which sales are requested to be made, any limitation on the number of Class A Ordinary Shares that may be sold in any one Trading Day (as defined in Section 3) and any minimum price below which sales may not be made, a form of which containing such minimum sales parameters necessary is attached hereto as Schedule 1. The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule 2 (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Sales Agent set forth on Schedule 2, as such Schedule 2 may be amended from time to time. The Placement Notice shall be effective upon receipt by the Sales Agent unless and until (i) in accordance with the notice requirements set forth in Section 4, the Sales Agent declines to accept the terms contained therein for any reason, in its sole discretion, (ii) the entire amount of the Placement Shares that have been sold, (iii) in accordance with the notice requirements set forth in Section 4, the Company suspends or terminates the Placement Notice, which suspension and termination rights may be exercised by the Company in its sole discretion, (iv) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, or (v) the Agreement has been terminated under the provisions of Section 11. The amount of any discount, commission or other compensation to be paid by the Company to the Sales Agent in connection with the sale of the Placement Shares through the Sales Agent, as agent, shall be as set forth in Schedule 3. It is expressly acknowledged and agreed that neither the Company nor the Sales Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Sales Agent and the Sales Agent does not decline such Placement Notice pursuant to the terms set forth above, and then only upon the terms specified therein and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice, the terms of the Placement Notice will control.

3. Sale of Placement Shares by the Sales Agent.

(a) Subject to the terms and conditions herein set forth, upon the Company’s issuance of a Placement Notice, and unless the sale of the Placement Shares described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, the Sales Agent, as agent for the Company, will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable state and federal laws, rules and regulations and the rules of The Nasdaq Capital Market (the “Exchange”), for the period specified in the Placement Notice, to sell such Placement Shares up to the amount specified by the Company in, and otherwise in accordance with the terms of such Placement Notice. If acting as agent hereunder, the Sales Agent will provide written confirmation to the Company (including by email correspondence to each of the individuals of the Company set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Shares hereunder setting forth the number of Placement Shares sold on such day, the volume-weighted average price of the Placement Shares, the compensation payable by the Company to the Sales Agent pursuant to Section 2 with respect to such sales, and the Net Proceeds (as defined below) payable to the Company, with an itemization of the deductions made by the Sales Agent (as set forth in Section 5(a)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice, the Sales Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 under the Securities Act, including, without limitation, sales made directly on the Exchange, on any other existing trading market for the Class A Ordinary Shares or to or through a market maker. The Company acknowledges and agrees that (i) there can be no assurance that the Sales Agent will be successful in selling Placement Shares, (ii) the Sales Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Placement Shares for any reason other than a failure by the Sales Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Placement Shares as required under this Agreement and (iii) the Sales Agent shall be under no obligation to purchase Placement Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Sales Agent and the Company in writing and expressly set forth in a Placement Notice. For the purposes hereof, “Trading Day” means any day on which the Company’s Class A Ordinary Shares are purchased and sold on the principal market on which the Class A Ordinary Shares are listed or quoted.

(b) Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares if, after giving effect to the sale of such Placement Shares the aggregate number or gross sales proceeds of Placement Shares sold pursuant to this Agreement would exceed the lesser of: (i) the number or dollar amount of Class A Ordinary Shares registered pursuant to the Registration Statement pursuant to which the offering hereunder is being made, (ii) the aggregate number of authorized but unissued and unreserved Class A Ordinary Shares in accordance with the Company’s then effective memorandum and articles of association, (iii) the number or dollar amount of Class A Ordinary Shares permitted to be offered and sold by the Company under the Registration Statement (including General Instruction I.B.5. of Form F-3, if and for so long as applicable), (iv) the number or dollar amount of Class A Ordinary Shares authorized from time to time to be issued and sold under this Agreement by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Sales Agent in writing, or (v) the number or dollar amount of Class A Ordinary Shares for which the Company has filed the ATM Prospectus or other prospectus supplement specifically relating to the offering of the Placement Shares pursuant to this Agreement. Under no circumstances shall the Company cause or request the offer or sale of any Placement Shares pursuant to this Agreement at a price lower than the minimum price authorized from time to time by the Company’s board of directors, a duly authorized committee thereof or a duly authorized executive committee, and notified to the Sales Agent in writing. Notwithstanding anything to the contrary contained herein, the parties hereto acknowledge and agree that compliance with the limitations set forth in this Section 3(b) on the number or dollar amount of Placement Shares that may be issued and sold under this Agreement from time to time shall be the sole responsibility of the Company, and that the Sales Agent shall have no obligation in connection with such compliance.

(c) During the term of this Agreement, neither the Sales Agent nor any of its affiliates or subsidiaries shall engage in (i) any short sale of any security of the Company or (ii) any sale of any security of the Company that the Sales Agent does not own or any sale which is consummated by the delivery of a security of the Company borrowed by, or for the account of, the Sales Agent. During the term of this Agreement and notwithstanding anything to the contrary herein, the Sales Agent agrees that in no event will the Sales Agent or its affiliates engage in any market making, bidding, stabilization or other trading activity with regard to the Class A Ordinary Shares or related derivative securities if such activity would be prohibited under Regulation M or other anti-manipulation rules under the Exchange Act.

4. Suspension of Sales.

(a) The Company or the Sales Agent may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Schedule 2, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by email correspondence to each of the individuals of the other party set forth on Schedule 2), suspend any sale of Placement Shares for a period of time (a “Suspension Period”); provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Shares sold hereunder prior to the receipt of such notice (including with respect to Placement Shares that have not yet settled). Each of the parties agrees that no such notice under this Section 4 shall be effective against the other unless it is made to one of the individuals named on Schedule 2 hereto, as such schedule may be amended from time to time. During a Suspension Period, the Company shall not issue any Placement Notices and the Sales Agent shall not sell any Placement Shares hereunder. The party that issued a suspension notice shall notify the other party in writing of the Trading Day on which the Suspension Period shall expire not later than twenty-four (24) hours prior to such Trading Day.

(b) Notwithstanding any other provision of this Agreement, during any period in which the Company is in possession of material non-public information with respect to the Company, the Company and the Sales Agent agree that (i) no sale of Placement Shares will take place, (ii) the Company shall not request the sale of any Placement Shares, and (iii) the Sales Agent shall not be obligated to sell or offer to sell any Placement Shares.

5. Settlement.

(a) Settlement of Placement Shares. Unless otherwise specified in the applicable Placement Notice, settlement for sales of Placement Shares will occur on the first (1st) Trading Day (or such day as is industry practice or required by law for regular-way trading) following the respective Point of Sale (as defined below) (each, a “Settlement Date”). The amount of proceeds to be delivered to the Company on a Settlement Date against receipt of the Placement Shares sold (the “Net Proceeds”) will be equal to the aggregate sales price received by the Sales Agent at which such Placement Shares were sold, after deduction for (i) the Sales Agent’s discount, commission or other compensation for such sales payable by the Company pursuant to Section 2 hereof, and (ii) any transaction fees, trading expenses or execution fees imposed by any clearing organization or any governmental or self-regulatory organization and any other fees or expenses incurred by the Sales Agent in respect of such sales.

(b) Issue of Placement Shares. On or before each Settlement Date, the Company will, or will cause its transfer agent to, electronically issue the Placement Shares being sold by crediting the Sales Agent’s or its designee’s account (provided the Sales Agent shall have given the Company written notice of such designee at least one Trading Day prior to the Settlement Date) at The Depository Trust Company through its Deposit and Withdrawal at Custodian System or by such other means of issuance and delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered Class A Ordinary Shares in good form. On each Settlement Date, the Sales Agent will deliver the related Net Proceeds in same day funds to an account designated by the Company on, or prior to, the Settlement Date. The Company agrees that if the Company, or its transfer agent (if applicable), defaults in its obligation to issue duly authorized Placement Shares on a Settlement Date, the Company agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) (Indemnification and Contribution) hereto, the Company will (i) hold the Sales Agent, its directors, officers, members, partners, employees and agents of the Sales Agent, each broker dealer affiliate of the Sales Agent, and each person, if any, who (A) controls the Sales Agent within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (B) is controlled by or is under common control with the Sales Agent (each, a “Sales Agent Affiliate”), and the Sales Agent’s clearing organization, harmless against any loss, claim, damage, or reasonable and documented expense (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Company or its transfer agent (if applicable) and (ii) pay to the Sales Agent any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

6. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Sales Agent that as of each Applicable Time (as defined in Section 24(a)), unless such representation, warranty or agreement specifies a different time or times:

(a) As of each Applicable Time other than the date of this Agreement, the Registration Statement and any Rule 462(b) Registration Statement have been declared effective by the Commission under the Securities Act. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information related to the Registration Statement and the Prospectus. No stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated or threatened by the Commission. The Registration Statement and, assuming no act or omission on the part of the Sales Agent that would make such statements untrue, the offer and sale of the Placement Shares as contemplated hereby meet the requirements of Rule 415 under the Securities Act and comply in all material respects with said Rule. Under the caption entitled “Plan of Distribution” in the ATM Prospectus, the Company has named AC Sunshine Securities LLC as an agent that the Company has engaged in connection with the transactions contemplated by this Agreement.

(b) The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, complied or will comply in all material respects with the Securities Act. The Prospectus, and any amendment or supplement thereto, on the date of such Prospectus or amendment or supplement, complied or will comply in all material respects with the Securities Act. The Registration Statement and any post-effective amendment thereto, at the time it became or becomes effective, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as amended or supplemented, as of its date, did not and, as of each Point of Sale and each Settlement Date, will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences do not apply to statements in or omissions from the Registration Statement or any post-effective amendment thereto, or the Prospectus, or any amendments or supplements thereto, made in reliance upon and in conformity with information relating to the Sales Agent furnished to the Company in writing by the Sales Agent expressly for use therein. “Point of Sale” means, for a Placement, the time at which an acquiror of Placement Shares entered into a contract, binding upon such acquiror, to acquire such Placement Shares.

(c) Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act on the date of first use, and the Company has complied or will comply with any filing requirements applicable to such Issuer Free Writing Prospectus pursuant to the Securities Act. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Placement Shares, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. The Company has not made any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Sales Agent. The Company has retained in accordance with the Securities Act all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Securities Act.

(d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, at the time they were or hereafter are filed with the Commission under the Exchange Act, complied and will comply in all material respects with the requirements of the Exchange Act, and, when read together with the other information in the Prospectus, at each Point of Sale and each Settlement Date, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(e) Copies of the Registration Statement, the Prospectus, and all amendments or supplements thereto and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement, have been delivered, or are publicly available through EDGAR, to the Sales Agent. Each Prospectus delivered to the Sales Agent for use in connection with the sale of the Placement Shares pursuant to this Agreement will be identical to the version of such Prospectus filed with the Commission via EDGAR, except to the extent permitted by Regulation S-T.

(f) The Company has not distributed and will not distribute, prior to the completion of the Sales Agent’s sale of the Placement Shares, any offering material in connection with the offering and sale of the Placement Shares other than the Prospectus or the Registration Statement.

(g) Except as disclosed in the reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Registration Statement, the Prospectus and the ATM Prospectus, being collectively referred to herein as the “SEC Reports”), neither the Company nor any of its subsidiaries has, since the date of the latest audited consolidated financial statements included in the Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, except where such loss or interference would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect (as defined below) or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or (iii) incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and, since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been (x) any material change in the share capital (other than as a result of (A) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity plans that are described in each of the Prospectus or (B) the issuance, if any, of shares upon conversion of Company securities as described in each of the Prospectus) or long term debt of the Company or any of its subsidiaries (other than regular payments pursuant to obligations disclosed in or contemplated by the Prospectus) or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, individually or in the aggregate, (I) on the condition (financial or otherwise), business, properties or results of operations or prospects of the Company and its subsidiaries, taken as a whole, or (II) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Placement Shares, or to consummate the transactions contemplated in the Prospectus.

(h) The Company and its subsidiaries have good and marketable title to all real properties, personal properties, and other assets reflected as owned in the financial statements referred to in Section 6(v) below that are material to the business of the Company and its subsidiaries and prepared in conformity with U.S GAAP, in each case free and clear of all liens, encumbrances, claims, imperfections of title and defects except such as do not affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or except where the failure to so own such real properties and personal properties in such manner would not individually or in the aggregate result in a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(i) The Company and its subsidiaries maintain insurance covering their respective properties, operations, personnel and businesses as the Company reasonably deems adequate; such insurance insures against such losses and risks to an extent which is adequate to protect the Company and its subsidiaries and their respective businesses; all such insurance is fully in force on the date hereof and will be fully in force at the time of purchase and each additional time of purchase, if any; neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew any such insurance as and when such insurance expires; and there is no material insurance claim made by or against the Company or any of its subsidiaries, pending, outstanding, or to the Company’s knowledge, threatened, and no facts or circumstances exist which would reasonably be expected to give rise to any such claim and all due premiums in respect thereof have been paid.

(j) Each of the Company and its subsidiaries has been (i) duly incorporated or organized and is validly existing and in good standing (to the extent such concept is applicable) under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept is applicable) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been listed in the Registration Statement; the Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 8.1 to the Company’s Annual Report on Form 20-F for the most recently ended fiscal year other than (i) those subsidiaries not required to be listed on Exhibit 8.1 by Item 601 of Regulation S-K under the Exchange Act and (ii) those subsidiaries formed since the last day of the most recently ended fiscal year.

(k) As of the dates indicated in the Registration Statement and the Prospectus, the Company has an authorized share capital as set forth in the Prospectus under the caption “Capitalization” and all of the issued share capital of the Company has been duly and validly authorized and issued and is fully paid and non-assessable and conform in all material respects to the description of the Company’s share capital contained in the Prospectus; and all of the issued share capital of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(l) At the time the Registration Statement and any Rule 462(b) Registration Statement was or will be filed with the Commission, at the time the Registration Statement and any Rule 462(b) Registration Statement was or will be declared effective by the Commission, and at the time the Company’s most recent Annual Report on Form 20-F was filed with the Commission, the Company met or will meet the then applicable requirements for the use of Form F-3 under the Securities Act. As of the close of trading on the Exchange on September 11, 2025 the aggregate market value of the outstanding voting and non-voting common equity (as defined in Rule 405) of the Company held by persons other than affiliates of the Company (pursuant to Rule 144 of the Securities Act, those that directly, or indirectly through one or more intermediaries, control, or are controlled by, or are under common control with, the Company) (the “Non-Affiliate Shares”), was approximately $12,010,374 (calculated by multiplying (x) $1.99 (the price at which the Class A Ordinary Shares of the Company was last sold on the Exchange on September 11, 2025) by (y) 6,035,364 (the number of Non-Affiliate Shares outstanding on April 21, 2025)). The Company is not a shell company (as defined in Rule 405) and has not been a shell company for at least 12 calendar months previously and if it has been a shell company at any time previously, has filed current Form 10 information (as defined in Instruction I.B.5. of Form F-3) with the Commission at least 12 calendar months previously reflecting its status as an entity that is not a shell company.

(m) The Placement Shares, when issued and paid for as contemplated herein and the memorandum and articles of association of the Company, and upon registration in the register of members of the Company, will be validly issued as fully paid and non-assessable, will be issued in compliance with all applicable foreign, federal and state securities laws, and will be free of preemptive, registration or similar rights, and will conform to the description of the Ordinary Shares contained in the Registration Statement and the Prospectus.

(n) The issue, offer and sale of the Placement Shares to be sold by the Company and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated in this Agreement and the Prospectus will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation, memorandum and articles of association or by laws (or other applicable organizational document) of the Company or any of its subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except in the case of this clause (C) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental or regulatory agency or body is required for the issue of the Placement Shares to be sold by the Company and the sale of the Placement Shares or the consummation by the Company of the transactions contemplated by this Agreement, except (i) such as have been obtained, (ii) the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, (iii) the approval of the listing on the Exchange, which is subject only to official notice of issuance, (iv) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Placement Shares by the Sales Agent, (v) the filing with the Commission of the ATM Prospectus, (vi) the filing of a current report on Form 6-K with respect to the execution of this Agreement, and (vii) the filings required by this Agreement.

(o) Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation, memorandum and articles of association or by laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental or regulatory agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (iii) in default (or with the giving of notice or lapse of time would be in default) in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such violations or defaults as would not, individually or in the aggregate, have a Material Adverse Effect.

(p) The statements set forth in the Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Company’s share capital, and under the caption “Taxation,” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair in all material respects.

(q) The Company has not been advised, and has no reason to believe, that it and each of its subsidiaries are not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, except where failure to be so in compliance would not result in a Material Adverse Effect.

(r) Except as disclosed in the SEC Reports, there are no actual or pending legal, governmental, regulatory or arbitral proceedings (including any inquiries or investigations by any governmental agency) pending to which the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is a party or of which any property or assets of the Company or any of its subsidiaries or, to the Company’s knowledge, any officer or director of the Company is the subject which, if determined adversely to the Company or any of its subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental, regulatory or arbitral agencies, authorities or bodies that would individually or in the aggregate have a Material Adverse Effect; and there are no statutes, regulations, contracts or other documents that are required to be described in each of the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

(s) The Company is not and, after giving effect to the offering and sale of the Placement Shares as herein contemplated, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(t) At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Placement Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Securities Act.

(u) Wei, Wei & Co., LLP (“Wei, Wei & Co.”) who has reviewed or audited, as applicable, the consolidated financial statements of the Company and its subsidiaries, incorporated by reference in the Registration Statement and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder whose registration has not been suspended or revoked and who have not requested such registration be withdrawn.

(v) The financial statements, filed with the Commission as a part of or otherwise incorporated by reference into the Registration Statement and the Prospectus, together with the related schedules and notes thereto, present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations, changes in shareholders’ equity, and cash flows for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles, as applied in the United States (“U.S. GAAP”), applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. No other financial statements (historical or pro forma) or supporting schedules are required to be included in or incorporated by reference into the Registration Statement or the Prospectus. The other financial data set forth in or incorporated by reference into each of the Registration Statement and the Prospectus fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement and the Prospectus. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the Public Accounting Company Oversight Board (“PCAOB”) has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement and the Prospectus.

(w) Except as disclosed in the SEC Reports, since the date of the latest audited consolidated financial statements incorporated by reference in the Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(x) The Company is in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”) that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the date hereof.

(y) Except as disclosed in the SEC Reports, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and except as disclosed in the Prospectus, such disclosure controls and procedures are effective.

(z) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws or public policy considerations in respect thereof and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full corporate power and authority to enter into this Agreement and to authorize, issue and sell the Placement Shares as contemplated by this Agreement.

(aa) None of the Company or any of its subsidiaries, or any director, officer nor, to the knowledge of the Company, any employee, agent, affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries has (1) taken or will take any action in furtherance of an offer, payment, promise to pay or authorization or approval of the payment or receipt of any unlawful contribution, gift, entertainment or other unlawful expense; or any direct or indirect unlawful payment; or (2) violated, is in violation of, or will violate any provision of the Foreign Corrupt Practices Act of 1977 (“FCPA”), the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law, or made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment. The Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain policies and procedures reasonably designed to promote and achieve compliance with such laws. None of the Company or its subsidiaries will, directly or indirectly, use the proceeds of the sale of the Placement Shares, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity, for the purpose of financing or facilitating any activity that would violate any applicable anti-corruption law or regulation.

(bb) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to the applicable rules of the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, to the extent applicable, as well as the applicable anti-money laundering laws of the various jurisdictions in which the Company and its subsidiaries conduct business, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc) None of the Company or any of its subsidiaries or any director or officer thereof, nor, to the knowledge of the Company, any employee, agent or affiliate or other person associated with or acting on behalf of the Company or any of its subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are, currently (1) the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), the Bureau of Industry and Security (“BIS”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, His Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), or (2) otherwise named on any restricted parties list administered by such authorities, including the Denied Persons List or Entity List, or (3) located, organized or resident in, a country or territory that is the subject of Sanctions (currently, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine), and (b) the Company will not, and will not permit subsidiaries to, directly or indirectly, use all or part of the proceeds of the offering of the Placement Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture, partner or other person or entity (x) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (y) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions or applicable export control laws and regulations administered by BIS or other relevant authorities, including the Export Administration Regulations (collectively, “Export Controls”). The Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not knowingly engage in, any dealings or transactions with any person or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions or Export Controls or would violate Sanctions or Export Controls.

(dd) The financial statements included or incorporated in each of the Registration Statement and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein. Except as included therein, no historical or pro forma financial information, or other financial statements required by Regulation S-X under the Securities Act, including Rule 3-09 thereof, or supporting schedules are required to be included in each of the Registration Statement or the Prospectus under the Securities Act or the rules and regulations promulgated thereunder. Such financial statements and supporting schedules have been prepared in conformity with U.S GAAP applied on a consistent basis throughout the periods involved, except as may be expressly stated in the related notes thereto. All disclosures contained in the Registration Statement and the Prospectus regarding “Non-GAAP financial measures” comply with the requirements for “Non-GAAP Financial Measures” under Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act; and the Company and its subsidiaries do not have any material off-balance sheet liabilities and obligations, except as otherwise disclosed in the Prospectus.

(ee) The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

(ff) Except as described in the SEC Reports, all dividends and other distributions declared and payable on the Class A Ordinary Shares may, under current U.S law and regulations, be paid to the holders of Class A Ordinary Shares in US Dollars and may be converted into foreign currency that may be transferred out of the U.S.

(ff) Based upon the manner in which the Company currently operates its business, management’s estimates of the Company’s gross income and assets for the current taxable year, the Company’s business plans and the Company’s current interpretation of the “passive foreign investment company” (“PFIC”) provisions in the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury regulations promulgated thereunder, the Company does not believe that it will be treated as a PFIC as defined in Section 1297 of the Code for the current taxable year or for the foreseeable future.

(gg) Except as described in the SEC Reports, (i) the Company and its subsidiaries own or possess sufficient rights to use all patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) used in, held for use in or necessary for the conduct of the business now operated by them, except where the failure to own or possess any of the foregoing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (ii) neither the Company nor any of its subsidiaries has received any written notice or claim alleging any infringement, misappropriation, violation of or conflict with any such rights of others, except in each case as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by any party challenging the validity, scope, enforceability or ownership of any Intellectual Property owned by the Company or its subsidiaries, and all Intellectual Property owned by the Company or its subsidiaries is owned solely by the Company or its subsidiaries, is valid and enforceable, and is owned free and clear of all liens, encumbrances, defects or other restrictions, except for such liens, encumbrances, defects or other restrictions that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company and its subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of all material trade secrets and confidential information owned, used or held for use by the Company or any of its subsidiaries.

(hh) Except as described in the SEC Reports, the Company and its subsidiaries have complied in all material respects with their respective privacy policies and other legal obligations regarding the collection, use, transfer, storage, protection, disposal and disclosure by the Company and its subsidiaries of personal and user information gathered or accessed in the course of their respective operations, and with respect to all such information, the Company and its subsidiaries have taken the steps reasonably necessary to protect such information against loss and against unauthorized access, use, modification, disclosure or other misuse, and, to the knowledge of the Company, there has been no unauthorized access to or other misuse of such information that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all applicable permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except as described in the SEC Reports or where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect. Except as described in the SEC Reports, there are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, individually or in the aggregate, have a Material Adverse Effect.

(jj) To the extent applicable, (A) Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) to the extent applicable, each employee benefit plan (each, a “Plan”), within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company would have any liability, has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan; (iii) the fair market value of the assets of each Plan subject to Title IV of ERISA exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (iv) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA; (v) neither the Company nor any member of its “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (B)(i) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period) and (ii) there is no pending audit, or to the knowledge of the Company investigation, by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company or its subsidiaries.

(kk) Except as disclosed in the SEC Reports, (i) the Company and its subsidiaries possess and are in compliance with all licenses, permits, certificates and other authorizations from, and have made all declarations and filings with, all governmental and regulatory authorities, required or necessary to own or lease, as the case may be, and to operate their respective properties and to carry on their respective businesses as now or proposed to be conducted as set forth in the Prospectus (“Permits”), except where the failure to obtain or to be in compliance with such Permits would not, individually or in the aggregate, have a Material Adverse Effect; (ii) the Company and its subsidiaries have fulfilled and performed all of their respective obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permit except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) neither the Company nor any of its subsidiaries has any reason to believe that any such Permit will not be renewed in the ordinary course, except where such failure to renew would not individually or in the aggregate result in a Material Adverse Effect;

(ll) Except as disclosed in the SEC Reports, no person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, or the issuance and sale of the Placement Shares.

(mm) The Company and each of its subsidiaries have filed all tax returns required to be filed through the date of this Agreement or have requested extensions thereof (except, in each case, where the failure to file would not, individually or in the aggregate, have a Material Adverse Effect) and have paid all taxes required to be paid thereon (except for cases in which the failure to pay would not, individually or in the aggregate, have a Material Adverse Effect or, except as currently being contested in good faith and for which reserves required by U.S. GAAP have been created in the financial statements of the Company); and no unpaid tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had a Material Adverse Effect, nor does the Company or any of its subsidiaries have notice or knowledge of any unpaid tax deficiency which is reasonably expected to be determined adversely to the Company or any of its subsidiaries and which would reasonably be expected to have a Material Adverse Effect.

(nn) The Company and its subsidiaries taken as a whole are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are ordinary and customary in the businesses in which they are engaged.

(oo) No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, shareholders, or other affiliates of the Company or any of its subsidiaries, on the other hand, that is required by the Securities Act to be described in each of the Registration Statement or the Prospectus and that is not so described in such documents.

(pp) The Company has not taken, directly or indirectly, (without giving any effect to the activities of the Sales Agent) any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares.

(qq) Any market and statistical information provided in the Prospectus are based on or furnished by sources that the Company in good faith believes to be reliable and accurate in all material respects and, to the extent required, the Company has obtained written consent for the use of such data from such sources.

(rr) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ss) There are no contracts, agreements or understandings between the Company and any person (other than this Agreement and the Engagement Letter between the Company and the Sales Agent) that would give rise to a valid claim against the Company or the Sales Agent for a broker’s commission, finder’s fee or other like payment in connection with the issuance and sale of the Placement Shares to the Sales Agent.

(tt) Except as disclosed in the SEC Reports, the Company has not sold, issued or distributed any Class A Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(uu) The Company has no reason to believe that the indemnification provisions set forth in Section 9 hereof contravene laws, regulations or public policy of the Cayman Islands.

(vv) Except as disclosed in the SEC Reports other than for any net income, capital gains or franchise taxes imposed on the Sales Agent by authorities in the Cayman Islands as a result of any present or former connection (other than any connection solely resulting from this Agreement) between the Sales Agent and the Cayman Islands, no stamp or other issuance of transfer taxes or duties and no capital gains, income or other taxes are payable by or on behalf of the Sales Agent, or otherwise imposed on any payments made to the Sales Agent, to any Cayman Islands authority, any authority in the People’s Republic of China (the “PRC,” for the avoidance of doubt, the PRC does not include the Hong Kong Special Administrative Region (“Hong Kong”), the Macau Special Administrative Region or Taiwan), or any political subdivision or taxing authority thereof in connection with the (i) execution, delivery or performance by the Company of this Agreement or (ii) the initial issue and sale of the Placement Shares by the Sales Agent to the initial purchasers hereof, including the execution and performance of the contractual arrangements among the Company’s wholly foreign-owned enterprise (“WFOE”) and the variable interest entity (“VIE”) and its shareholders that comprise the Company’s VIE structure, save that nominal stamp duty may be payable if this Agreement is brought to or executed in the Cayman Islands.

(ww) It is not necessary under the laws of the Cayman Islands that the Sales Agent be licensed, qualified or entitled to carry on business in the Cayman Islands to enable the Sales Agent to enforce its respective rights under this Agreement or the performance of the terms and conditions of this Agreement outside of the Cayman Islands. The Sales Agent will not be deemed resident, domiciled, to be carrying on business or subject to taxation in the Cayman Islands solely by reason of the issuance, acceptance, delivery, performance or enforcement of this Agreement.

(xx) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon the Agreement would be declared enforceable against the Company by the courts of the Cayman Islands, without reconsideration or reexamination of the merits, provided that, in the case of the Cayman Islands, such judgment: (i) is given by a foreign court of competent jurisdiction; (ii) imposes on the judgment debt or a liability to pay a liquidated sum for which the judgment has been given; (iii) is final; and (iv) is not in respect of taxes, a fine or a penalty; and (v) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

(yy) Neither the Company nor any of its subsidiaries or their properties or assets has immunity under the laws of the Cayman Islands, or U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of the courts of the Cayman Islands, or the U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 22 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(zz) The choice of laws of the State of New York as the governing law of the Agreement, which has been made in good faith and will be upheld by each New York state and United States federal court sitting in the City of New York, is a valid choice of law under the laws of the Cayman Islands (to the extent such jurisdiction is applicable for purposes of this Agreement) and will be recognized and given effect by the courts of the Cayman Islands (to the extent such jurisdiction is applicable for purposes of this Agreement), except for: (a) in the case of the Cayman Islands, those laws (i) which such court considers to be procedural in nature; (ii) which are revenue or penal laws; or (iii) the application of which would be inconsistent with public policy, as such term is interpreted under the laws of the Cayman Islands.

(aaa) The legality, validity, enforceability or admissibility into evidence of this Agreement in any jurisdiction in which the Company is organized or does business is not dependent upon this Agreement being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of this Agreement, other than court costs (including, without limitation, filing fees), provided, however, that in the Cayman Islands nominal stamp duty must be paid before this Agreement could be admitted into evidence in civil proceedings before the courts of the Cayman Islands.

(bbb) Except as disclosed in the SEC Reports, neither the Company nor any of its subsidiaries is a party to a binding letter of intent, binding accepted term sheet or similar instrument or any binding agreement that contemplates an acquisition, disposition, transfer or sale of the assets (as a going concern) or share capital of the Company or of any subsidiary or business unit or any similar business combination transaction which would be material to the Company and its subsidiaries taken as a whole.

(ccc) Except as disclosed in the SEC Reports, (i) there has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”), except where such security breach, attack or other compromise would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any material security breach, attack or compromise to their IT Systems and Data, and (iii) the Company and its subsidiaries have complied, and are presently in compliance, with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except where such noncompliance with such laws, statutes, judgment, order, rule or regulations or internal policies or contractual obligations would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have implemented backup and disaster recovery processes consistent with industry standards and practices.

(ccc) Neither the Company nor its subsidiaries have any debt securities or preferred stock that are rated by any “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

(ddd) The Company is not a party to any agreement with an agent or underwriter for any other “at the market” or continuous equity transaction.

(eee) All of the information provided to the Sales Agent or to counsel for the Sales Agent by the Company, its counsel, its officers and directors and, to the Company’s knowledge, the holders of any securities (debt or equity) or options to acquire any securities of the Company in connection with the offering of the Placement Shares is true, complete, correct and compliant with FINRA’s rules in all material respects and any letters, filings or other supplemental information provided to FINRA pursuant to FINRA Rules or NASD Conduct Rules is true, complete and correct in all material respects. Except as disclosed in the SEC Reports, there is no (i) officer or director of the Company or, (ii) to the Company’s knowledge, beneficial owner of 5% or more of any class of the Company’s securities or beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the date of this Agreement that is an affiliate or associated person of a FINRA member participating in the offer, issuance and sale of the Placement Shares as contemplated by this Agreement and the Registration Statement and the Prospectus (as determined in accordance with the rules and regulations of FINRA).

(fff) The interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(ggg) There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director, which has not been disclosed in the Registration Statement and the Prospectus which is required to be disclosed, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Change.

(hhh) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, or any of their respective family members, except as disclosed in the SEC Reports.

(iii) The Company has not relied upon the Sales Agent or legal counsel for the Sales Agent for any legal, tax or accounting advice in connection with the offering and sale of the Placement Shares.

(jjj) Neither the Company nor any of its related entities (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the Exchange Act or (ii) directly or indirectly through one or more intermediaries, controls or is a “person associated with a member” or “associated person of a member” (within the meaning of Article I of the NASD Manual administered by FINRA). To the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

(kkk) The Class A Ordinary Shares are registered pursuant to Section 12(b) of the Exchange Act and are currently listed on the Exchange under the trading symbol “HKIT”. Except as disclosed in the SEC Reports, there is no action pending by the Company or, to the Company’s knowledge, the Exchange to delist the Class A Ordinary Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing. The Company has no intention to delist the Class A Ordinary Shares from the Exchange or to deregister the Class A Ordinary Shares under the Exchange Act, in either case, at any time during the period commencing on the date of this Agreement through and including the 90th calendar day after the termination of this Agreement. The Placement Shares have been approved for listing on the Exchange. The issuance and sale of the Placement Shares under this Agreement does not contravene the rules and regulations of the Exchange.

(lll) The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds from the issuance and sale of the Placement Shares as contemplated by this Agreement and as described in the Registration Statement and the Prospectus will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Class A Ordinary Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(mmm)   The Company is aware of, has been advised as to the content of, and, except as otherwise disclosed in the Registration Statement and the Prospectus, has complied with (i) the filing procedures and other requirements set out in the applicable PRC laws and regulations governing overseas securities offering and listing by domestic companies, including, among others, the Trial Administrative Measures for Overseas Securities Offering and Listing by Domestic Companies and the related Provisions on Strengthening the Confidentiality and Archive Management Work Relating to the Overseas Securities Offering and Listing (collectively, the “Trial Measures and Confidentiality Provisions”); (ii) the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006, as amended, together with any official clarifications, guidance, interpretations or implementation rules related thereto (collectively, the “M&A Rules”); and (iii) all other applicable rules and regulations of relevant PRC government agencies, including but not limited to the Ministry of Commerce, the National Development and Reform Commission, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange (“SAFE”) relating to overseas investment by PRC residents and citizens (together with the foregoing, the “PRC Overseas Investment and Listing Rules and Regulations”).

The Company has taken reasonable steps to cause its direct or indirect principal shareholders who are PRC residents or citizens to comply with all applicable PRC Overseas Investment and Listing Rules and Regulations, including, without limitation, requiring each such person that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any required registration, to timely report material changes, and to complete other procedures required under such rules and regulations. The Company confirms that the issuance and sale of the Class A Ordinary Shares, the listing and trading of such shares on Nasdaq and the consummation of the transactions contemplated by this Agreement are not, and will not be as of the date hereof or any Settlement Date, adversely affected by the M&A Rules or the Trial Measures and Confidentiality Provisions. The Company further represents that it has completed the filing with the CSRC of the Registration Statement pursuant to which this offering is being conducted, is not required to obtain the approval of the CSRC or to make any additional filing or notification with the CSRC in relation to the execution of this Agreement, the giving of any Placement Notices or the issuance of the Placement Class A Ordinary Shares hereunder, but will make any required post-offering reports and comply with all applicable PRC regulations in connection with subsequent securities offerings under the Registration Statement.

Any certificate signed by an officer of the Company and delivered to the Sales Agent or to counsel for the Sales Agent pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Company to the Sales Agent as to the matters set forth therein.

The Company acknowledges that the Sales Agent and, for purposes of the opinions and negative assurance letter to be delivered pursuant to Section 7 hereof, counsel to the Company and counsel to the Sales Agent, will rely upon the accuracy and truthfulness of the foregoing representations and hereby consents to such reliance.

7. Covenants of the Company. The Company covenants and agrees with the Sales Agent that:

(a) Registration Statement Amendments. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Shares is required to be delivered by the Sales Agent under the Securities Act (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), (i) the Company will notify the Sales Agent promptly of the time when any subsequent amendment to the Registration Statement, other than documents incorporated by reference, has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus, other than documents incorporated by reference, has been filed and of any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) the Company will prepare and file with the Commission, promptly upon the Sales Agent’s reasonable request, any amendments or supplements to the Registration Statement or Prospectus that, in the Sales Agent’s reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Shares by the Sales Agent (provided, however, that the failure of the Sales Agent to make such request shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy the Sales Agent shall have with respect to the failure to make such filing shall be to cease making sales under this Agreement until such amendment or supplement is filed); (iii) the Company will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Shares or a security convertible into the Placement Shares unless a copy thereof has been submitted to the Sales Agent within a reasonable period of time before the filing and the Sales Agent has not reasonably objected thereto (provided, however, that the failure of the Sales Agent to make such objection shall not relieve the Company of any obligation or liability hereunder, or affect the Sales Agent’s right to rely on the representations and warranties made by the Company in this Agreement, and provided, further, that the only remedy the Sales Agent shall have with respect to the failure by the Company to obtain such consent shall be to cease making sales under this Agreement); (iv) the Company will furnish to the Sales Agent at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (v) the Company will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 424(b) of the Securities Act (without reliance on Rule 424(b)(8) of the Securities Act) or, in the case of any documents incorporated by reference, to be filed with the Commission as required pursuant to the Exchange Act, within the time period prescribed.

(b) Notice of Commission Stop Orders. The Company will advise the Sales Agent, promptly after it receives notice or obtains knowledge thereof, (i) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any notice objecting to, or other order preventing or suspending the use of, the Prospectus, (ii) of the suspension of the qualification of the Placement Shares for offering or sale in any jurisdiction, (iii) of the initiation of any proceeding for any such purpose or any examination pursuant to Section 8(e) of the Securities Act, or (iv) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Placement Shares; and it will promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued. Until such time as any stop order is lifted, the Sales Agent shall cease making offers and sales under this Agreement.

(c) Delivery of Prospectus; Subsequent Changes. Provided that this Agreement has not been terminated including pursuant to its terms, during any period in which a Prospectus relating to the Placement Shares is required to be delivered by the Sales Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), the Company will comply in all material respects with all requirements imposed upon it by the Securities Act, as from time to time in force, and to file on or before their respective due dates (taking into account any extensions available under the Exchange Act) all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, 15(d) or any other provision of or under the Exchange Act. If during such period any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend or supplement the Registration Statement or Prospectus to comply with the Securities Act, the Company will promptly notify the Sales Agent to suspend the offering of Placement Shares, during such period and the Company will promptly amend or supplement the Registration Statement or Prospectus (at the expense of the Company) so as to correct such statement or omission or effect such compliance; provided, however, that the Company may delay any such amendment or supplement if, in the reasonable judgment of the Company, it is in the best interests of the Company to do so.

(d) Listing of Placement Shares. Provided that this Agreement has not been terminated including pursuant to its terms, during any period in which the Prospectus relating to the Placement Shares is required to be delivered by the Sales Agent under the Securities Act with respect to a pending sale of the Placement Shares (including in circumstances where such requirement may be satisfied pursuant to Rule 153 or Rule 172 under the Securities Act), the Company will use its commercially reasonable efforts to cause the Placement Shares to be listed on the Nasdaq Stock Market and to qualify the Placement Shares for sale under the securities laws of such jurisdictions as the Sales Agent reasonably designates and to continue such qualifications in effect so long as required for the distribution of the Placement Shares; provided, however, that the Company shall not be required in connection therewith to (i) qualify as a foreign corporation or dealer in securities, (ii) execute or file a general consent to service of process in any jurisdiction or (iii) subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) Delivery of Registration Statement and Prospectus. The Company will furnish to the Sales Agent and its counsel (at the expense of the Company) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Shares is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities as the Sales Agent may from time to time reasonably request and, at the Sales Agent’s request, will also furnish copies of the Prospectus to each exchange or market on which sales of the Placement Shares may be made; provided, however, that the Company shall not be required to furnish any document (other than the Prospectus) to the Sales Agent to the extent such document is available on EDGAR.

(f) Earnings Statement. The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal year, an earnings statement of the Company (which need not be audited) covering a 12-month period that complies with Section 11(a) and Rule 158 of the Securities Act. The terms “earnings statement” and “make generally available to its security holders” shall have the meanings set forth in Rule 158 under the Securities Act.

(g) Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated in accordance with the provisions of Section 11 hereunder, will pay all the following expenses incident to the performance of its obligations hereunder, including, but not limited to, expenses relating to (i) the preparation, printing and filing of the Registration Statement and each amendment and supplement thereto, of each Prospectus and of each amendment and supplement thereto, and of this Agreement and such other documents as may be required in connection with the offering, purchase, sale or issuance of the Placement Shares, (ii) the preparation, issuance and sale of the Placement Shares, including any stock or other transfer taxes and any stamp or other duties payable upon the sale or issuance of the Placement Shares to the Sales Agent, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company in connection with the transactions contemplated by this Agreement; (iv) the qualification of the Placement Shares under securities laws in accordance with the provisions of Section 7(d) of this Agreement, including filing fees (provided, however, that any fees or disbursements of counsel for the Sales Agent in connection therewith shall be paid by the Sales Agent except as set forth in (ix) below), (v) the printing and delivery to the Sales Agent and their counsel of copies of the Prospectus and any amendments or supplements thereto, and of this Agreement, (vi) the fees and expenses incurred in connection with the listing or qualification of the Placement Shares for trading on the Exchange, (vii) the fees and expenses of the registrar for the Class A Ordinary Shares; (viii) filing fees and expenses, if any, of the Commission and the FINRA Corporate Financing Department (provided, however, that any fees or disbursements of counsel for the Sales Agent in connection therewith shall be paid by the Sales Agent except as set forth in (ix) below), (ix) the Company shall reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses (including but not limited to the Sales Agent’s transaction costs and the reasonable and documented fees and expenses of counsel to the Sales Agent) in an amount not to exceed $70,000 and which $40,000 was paid to the Sales Agent at the signing of the letter agreement, dated August 28, 2025, by and between the Sales Agent and the Company (the “Engagement Letter”), including legal fees to the Sales Agent’s counsel of $20,000 paid at signing the Engagement Letter, and $30,000 upon the closing of the first Placement, provided further that the Company shall reimburse the Sales Agent for its reasonable and documented out-of-pocket expenses related to maintenance of the Agreement (including but not limited to the Sales Agent’s transaction costs and the reasonable and documented fees and expenses of counsel to the Sales Agent, including legal fee to the Sales Agent’s counsel of $5,000 for each Representation Date (defined in Section 7(m)) on a semi-annual basis (and in no event an amount more than $14,000 per fiscal year)) which shall be due and payable prior to each Representation Date; provided further that such fees shall be payable if a Placement Notice is outstanding or if Class A Ordinary Shares have been sold in the prior quarter provided further that to the extend the Company continues to desire to sell Class A Ordinary Shares pursuant to this Agreement, the Company shall reimburse the Sales Agent for its expenses (including but not limited to the reasonable fees and documented out-of-pocked costs and expenses of counsel to the Sales Agent, including legal fee to the Sales Agent’s counsel of up to $10,000) for each program “refresh” (filing of a new registration statement, prospectus, or prospectus supplement relating to the Placement Shares and/or an amendment of this Agreement) executed pursuant to this Agreement. Notwithstanding anything therein to the contrary, the Engagement Letter is hereby automatically terminated, and no provision therein shall survive such termination, without any further act by any party thereto, upon the execution of this Agreement.

(h) Use of Proceeds. The Company will use the Net Proceeds as described in the Prospectus under the caption entitled “Use of Proceeds.”

(i) Notice of Other Sales. The Company (I) shall provide the Sales Agent notice as promptly as reasonably possible before it offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Class A Ordinary Shares (other than Placement Shares offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for Class A Ordinary Shares, or warrants or any rights to purchase or acquire Class A Ordinary Shares, during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to the Sales Agent hereunder and ending on the second (2nd) Trading Day immediately following the final Settlement Date with respect to Placement Shares sold pursuant to such Placement Notice (or, if the Placement Notice has been terminated or suspended prior to the sale of all Placement Shares covered by a Placement Notice, the fifth (5th) Trading Day immediately following the date of such suspension or termination), and (II) will not directly or indirectly engage in any other “at-the-market” or continuous equity transaction under which the Company offers to sell, sells, contracts to sell, grants any option to sell or otherwise disposes of any Shares (other than the Placement Shares offered pursuant to this Agreement) or securities convertible into or exchangeable for Shares, warrants or any rights to purchase or acquire, Class A Ordinary Shares prior to the termination of this Agreement without the prior written consent of the Sales Agent; provided, however, that such notice requirements or restrictions, as the case may be, will not be required in connection with the Company’s issuance or sale of (i) Class A Ordinary Shares, options to purchase Class A Ordinary Shares, other equity awards, Class A Ordinary Shares issuable upon the exercise of options or other equity awards, pursuant to any employee or director stock option or benefits plan, stock ownership plan or dividend reinvestment plan of the Company whether now in effect or hereafter implemented, (ii) Class A Ordinary Shares issuable upon exchange, conversion or redemption of securities or the exercise of warrants, options or other rights in effect or outstanding, and disclosed in filings by the Company available on EDGAR or otherwise in writing (including by email correspondence) to the Sales Agent, (iii) Class A Ordinary Shares issuable pursuant to equity line or similar transactions, (iv) Class A Ordinary Shares or securities convertible into or exchangeable for Class A Ordinary Shares as consideration for mergers, acquisitions, sale or purchase of assets or other business combinations or strategic alliances occurring after the date of this Agreement which are not issued for capital raising purposes, and (v) Class A Ordinary Shares arising from options to convert earn-out payments into equity of the Company as disclosed in the Registration Statement and the Prospectus. Notwithstanding the foregoing, the Company shall provide the Sales Agent notice at least three (3) Business Days prior to pursuing any private or public offerings of equity and/or other securities (including debt securities) in one or more transactions.

(j) Change of Circumstances. The Company will, at any time during a fiscal quarter in which the Company intends to tender a Placement Notice or sell Placement Shares, advise the Sales Agent promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to the Sales Agent pursuant to this Agreement.

(k) Due Diligence Cooperation. The Company will cooperate with any reasonable due diligence review conducted by the Sales Agent or its agents in connection with the transactions contemplated hereby, including, without limitation, providing information and making available documents and senior corporate officers, during regular business hours and at the Company’s principal offices, as the Sales Agent may reasonably request.

(l) Required Filings Relating to Placement of Placement Shares. The Company shall set forth in each Annual Report on Form 20-F and current report on Form 6-K containing unaudited interim financial statements filed by the Company with the Commission in respect of any quarter in which sales of Placement Shares were made by or through the Sales Agent under this Agreement, with regard to the relevant period, the amount of Placement Shares sold to or through the Sales Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agent with respect to such sales of Placement Shares. To the extent that the filing of a prospectus supplement with the Commission with respect to any sales of Placement Shares becomes required under Rule 424(b) under the Securities Act, the Company agrees that, on or before such dates as the Securities Act shall require, the Company will (i) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b) under the Securities Act, which prospectus supplement will set forth, with regard to the relevant period, the amount of Placement Shares sold to or through the Sales Agent, the Net Proceeds to the Company and the compensation payable by the Company to the Sales Agent with respect to such Placement Shares, and (ii) deliver such number of copies of each such prospectus supplement to each exchange or market on which such sales were effected as may be required by the rules or regulations of such exchange or market. The Company shall afford the Sales Agent and its counsel with a reasonable opportunity to review and comment upon, shall consult with the Sales Agent and its counsel on the form and substance of, and shall give due consideration to all such comments from the Sales Agent or its counsel on, any such filing prior to the issuance, filing or public disclosure thereof; provided, however, that the Company shall not be required to submit for review (A) any portion of any periodic reports filed with the Commission under the Exchange Act other than the specific disclosure relating to any sales of Placement Shares and (B) any disclosure contained in periodic reports filed with the Commission under the Exchange Act if it shall have previously provided the same disclosure for review in connection with a previous filing.

(m) Representation Dates; Certificate. On or prior to the date the first Placement Notice is given hereunder and each time the Company (i) files the Prospectus relating to the Placement Shares or amends or supplements the Registration Statement or the Prospectus relating to the Placement Shares (other than (A) a prospectus supplement filed in accordance with Section 7(l) of this Agreement or (B) a supplement or amendment that relates to an offering of securities other than the Placement Shares) by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of document(s) by reference to the Registration Statement or the Prospectus relating to the Placement Shares; (ii) files an annual report on Form 20-F under the Exchange Act (including any Form 20-F/A containing amended financial information or a material amendment to the previously filed Form 20-F); (iii) files a current report on Form 6-K containing unaudited interim financial statements under the Exchange Act incorporated by reference into the Registration Statement or Prospectus; or (iv) files a current report on Form 6-K containing amended financial information (other than an earnings release, to “furnish” information or to provide disclosure relating to the reclassification of certain properties as discontinued operations in accordance with Statement of Financial Accounting Standards No. 144) under the Exchange Act (each date of filing of one or more of the documents referred to in clauses (i) through (iv) shall be a “Representation Date”), the Company shall furnish the Sales Agent (but in the case of clause (iv) above, only if the Company and the Sales Agent reasonably determine that the information contained in such current report on Form 6-K of the Company is material) within three (3) Trading Days after each Representation Date with a certificate, substantially in the form attached hereto as Exhibit 7(m) (modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented). The requirement to provide a certificate under this Section 7(m) shall be waived for any Representation Date occurring at a time at which no Placement Notice is pending, which waiver shall continue until the earlier to occur of the date the Company delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Company files its annual report on Form 20-F. Notwithstanding the foregoing, if the Company subsequently decides to sell Placement Shares following a Representation Date when the Company relied on such waiver and did not provide the Sales Agent with a certificate under this Section 7(m), then before the Company delivers the Placement Notice or the Sales Agent sells any Placement Shares, the Company shall provide the Sales Agent with a certificate, in the form attached hereto as Exhibit 7(m), dated the date of the Placement Notice.

(n) Legal Opinion. On or prior to the date the first Placement Notice is given hereunder, the Company shall cause to be furnished to the Sales Agent (i) the written opinion and negative assurance letter of McCarter & English, LLP, as U.S. legal counsel to the Company (“U.S. Counsel”), and (ii) the written opinion of Maples and Calder (Cayman) LLP, as Cayman Islands legal counsel to the Company (“Cayman Islands Counsel”), or other counsel reasonably satisfactory to the Sales Agent and U.S. Sales Agent Counsel (U.S. Counsel, and Cayman Islands Counsel, together, “Company Counsels”), substantially in the forms previously agreed between the Company and the Sales Agent. Thereafter, within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), The Company shall cause to be furnished to the Sales Agent the written opinions and negative assurance letters, as applicable, of Company Counsels, substantially in the forms previously agreed between the Company and the Sales Agent, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that if Company Counsels or U.S. Sales Agent Counsel has previously furnished to the Sales Agent such written opinion and negative assurance of such counsel, in each case substantially in the forms previously agreed between the Company and the Sales Agent, then such counsel may, in respect of any future Representation Date, furnish the Sales Agent with a letter signed by such counsel (each, a “Reliance Letter”) in lieu of such written opinion and negative assurance letter of such counsel, as applicable, to the effect that the Sales Agent may rely on the prior written opinion and negative assurance letter of such counsel, as applicable, delivered pursuant to this Section 7(n) to the same extent as if it were dated the date of such Reliance Letter (except that statements in such prior written opinion and negative assurance letter shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such Reliance Letter).

(o) Comfort Letter. On or prior to the date the first Placement Notice is given hereunder and within three (3) Trading Days after each Representation Date with respect to which the Company is obligated to deliver a certificate pursuant to Section 7(m) for which no waiver is applicable pursuant to Section 7(m), other than a Representation Date under Section 7(m)(iii) or Section 7(m)(iv) unless with respect to a Representation Date under Section 7(m)(iv) the Sales Agent reasonably requests delivery thereof, the Company shall cause its independent auditors to furnish the Sales Agent letters (the “Comfort Letters”), dated the date that the Comfort Letter is delivered, in form and substance reasonably satisfactory to the Sales Agent, as applicable, (i) confirming that they are an independent registered public accounting firm within the meaning of the Securities Act, the Exchange Act and the rules and regulations of the PCAOB and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by “comfort letters” to the Sales Agent in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter.

(p) Chief Financial Officer’s Certificate. On or prior to the date the first Placement Notice is given hereunder and within three (3) Trading Days after each subsequent Representation Date with respect to which the Company is obligated to deliver a comfort letter pursuant to Section 7(o) for which no waiver is applicable, the Company shall have delivered to the Sales Agent a certificate executed by the Chief Financial Officer of the Company (“CFO Certificate”) dated as of such date, in form and substance reasonably satisfactory to the Sales Agent.

(q) Market Activities. The Company will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Class A Ordinary Shares underlying the Class A Ordinary Shares or (ii) sell, bid for, or purchase Class A Ordinary Shares underlying the Class A Ordinary Shares in violation of Regulation M, or pay anyone any compensation for soliciting purchases of the Placement Shares other than the Sales Agent.

(r) [Reserved]

(r) Investment Company Act. The Company will conduct its affairs in such a manner so as to reasonably ensure that it is not and, after giving effect to the offering and sale of the Placement Shares and the application of proceeds therefrom as described in the Prospectus, will not be, an “investment company” within the meaning of such term under the Investment Company Act.

(s) Securities Act and Exchange Act. The Company will use its reasonable best efforts to comply with all requirements imposed upon it by the Securities Act and the Exchange Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Shares as contemplated by the provisions hereof and the Prospectus.

(t) No Offer to Sell. Other than the Prospectus and an Issuer Free Writing Prospectus approved in advance by the Company and the Sales Agent in its capacity as principal or agent hereunder, neither the Sales Agent nor the Company (including its agents and representatives, other than the Sales Agent in its capacity as such) will make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Securities Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Shares hereunder.

(u) Sarbanes-Oxley Act. The Company will use its reasonable best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(v) Share Registrar. The Company shall maintain, at its sole expense, a registrar for its Class A Ordinary Shares and Class B Ordinary Shares.

8. Conditions to the Sales Agent’s Obligations. The obligations of the Sales Agent hereunder with respect to a Placement will be subject to the accuracy and completeness of the representations and warranties made by the Company herein (other than those representations and warranties made as of a specified date or time), to the due performance in all material respects by the Company of its obligations hereunder, to the completion by the Sales Agent of a due diligence review satisfactory to the Sales Agent in its reasonable judgement, and to the continuing satisfaction (or waiver by the Sales Agent in its sole discretion) of the following additional conditions:

(a) Registration Statement Effective. The Registration Statement shall be effective and shall be available for the sale of all Placement Shares contemplated to be issued by any Placement Notice.

(b) Securities Act Filings Made. The Company shall have filed with the Commission the ATM Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second Business Day following the date of this Agreement. All other filings with the Commission required by Rule 424(b) or Rule 433 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 424(b) (without reliance on Rule 424(b)(8) of the Securities Act) or Rule 433, as applicable.

(c) No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Company of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; and (iii) receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus or any material document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus or such documents incorporated by reference or specifically incorporated by reference so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(d) No Misstatement or Material Omission. The Sales Agent shall not have advised the Company that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in the Sales Agent’s reasonable opinion is material, or omits to state a fact that in the Sales Agent’s reasonable opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d) Material Changes. Except as contemplated in the Prospectus, or disclosed in the Company’s reports filed with the Commission, there shall not have been any material adverse change in the authorized capital stock of the Company or any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, the effect of which, in the case of any such action by a rating organization described above, in the reasonable judgment of the Sales Agent (without relieving the Company of any obligation or liability it may otherwise have), is so material as to make it impracticable or inadvisable to proceed with the offering of the Placement Shares on the terms and in the manner contemplated by this Agreement and the Prospectus.

(e) Representation Certificate. The Sales Agent shall have received the certificate required to be delivered pursuant to Section 7(m) on or before the date on which delivery of such certificate is required pursuant to Section 7(m).

(f) Legal Opinion. The Sales Agent shall have received the opinions and negative assurance letters of U.S. Counsel, and Cayman Islands Counsel required to be delivered pursuant Section 7(n) on or before the date on which such delivery of such opinion and negative assurance is required pursuant to Section 7(n).

(g) Comfort Letter. The Sales Agent shall have received the Comfort Letter required to be delivered pursuant Section 7(o) on or before the date on which such delivery of such Comfort Letter is required pursuant to Section 7(o).

(h) CFO Certificate. The Sales Agent shall have received the CFO Certificate required to be delivered pursuant Section 7(p) on or before the date on which such delivery of such CFO Certificate is required pursuant to Section 7(p).

(i) Incumbency Certificate. On or prior to the date the first Placement Notice is given hereunder, the Sales Agent shall have received a certificate, signed on behalf of the Company by an authorized representative of the Company, certifying as to (i) the memorandum and articles of association of the Company (as the same may be amended or restated from time to time), (ii) the resolutions of the Board of Directors of the Company (or a committee thereof) authorizing the execution, delivery and performance of this Agreement and the issuance of the Placement Shares and (iii) the incumbency of the officers duly authorized to execute this Agreement and the other documents contemplated by this Agreement.

(j) No Suspension. Trading in the Class A Ordinary Shares are not suspended on the Nasdaq Stock Market and the Class A Ordinary Shares are not delisted from the Nasdaq Stock Market.

(k) Other Materials. On each date on which the Company is required to deliver a certificate pursuant to Section 7(m), the Company shall have furnished to the Sales Agent such appropriate further opinions, certificates, letters and documents as the Sales Agent may have reasonably requested and which are usually and customarily furnished by an issuer of securities in connection with a securities offering of the type contemplated hereby. All such opinions, certificates, letters and other documents shall have been in compliance with the provisions hereof. The Company will furnish the Sales Agent with such conformed copies of such opinions, certificates, letters and other documents as the Sales Agent shall have reasonably requested.

(l) Approval for Listing. The Placement Shares shall either have been (i) approved for listing on the Exchange, subject only to notice of issuance, or (ii) the Company shall have filed an application for listing of the Placement Shares on the Exchange at, or prior to, the issuance of any Placement Notice.

(m) No Termination Event. There shall not have occurred and be continuing any event that would permit the Sales Agent to terminate this Agreement pursuant to Section 11(a).

(o) FINRA. The Sales Agent shall have received a letter from the Corporate Financing Department of FINRA confirming that such department has been determined to raise no objection with respect to the fairness or reasonableness of the terms and arrangements related to the sale of the Placement Shares pursuant to this Agreement.

9. Indemnification and Contribution.

(a) Company Indemnification. The Company agrees to indemnify and hold harmless the Sales Agent, the directors, officers, members, partners, employees and agents of the Sales Agent each broker dealer affiliate of the Sales Agent, and each Sales Agent Affiliate, if any, from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all reasonable and documented investigative, legal and other expenses incurred in connection with, and any and all amounts paid in settlement (in accordance with Section 9(c)) of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which the Sales Agent, or any such person, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based, directly or indirectly, on (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or any amendment or supplement thereto or in any Issuer Free Writing Prospectus or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company required to be filed in any jurisdiction in order to qualify the Class A Ordinary Shares under the securities laws thereof or filed with the Commission, or (y) the omission or alleged omission to state in any such document a material fact required to be stated in it or necessary to make the statements in it not misleading; provided, however, that this indemnity agreement shall not apply to the extent that such loss, claim, liability, expense or damage arises from the sale of the Placement Shares pursuant to this Agreement and is caused directly by an untrue statement or omission made in reliance upon and in strict conformity with written information relating to the Sales Agent and furnished to the Company by the Sales Agent expressly for inclusion in any document as described in clause (x) or (y) of this Section 9(a). This indemnity agreement will be in addition to any liability that the Company might otherwise have.

(b) The Sales Agent Indemnification. The Sales Agent agrees to indemnify and hold harmless the Company and its directors and each officer of the Company that signed the Registration Statement, and each person, if any, who (i) controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or (ii) is controlled by or is under common control with the Company (each, a “Company Affiliate”) from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any reasonable and documented investigative, legal and other expenses incurred in connection with, and any amounts paid in settlement (in accordance with Section 9(c)) with the written consent of the Sales Agent), as and when incurred, to which any such Company Affiliate, may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, but only to the extent such losses, claims, liabilities, expenses, or damages arise out of or are based upon any untrue statement or alleged untrue statement of a material fact, or any omission or alleged omission of a material fact, in each case made in reliance upon and in conformity with the Sales Agent’s Information. For purposes of this Section, “Sales Agent’s Information” means the written information furnished to the Company by the Sales Agent expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto.

(c) Procedure. Any party that proposes to assert the right to be indemnified under this Section 9 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 9, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission to so notify such indemnifying party will not relieve the indemnifying party from (i) any liability that it might have to any indemnified party otherwise than under this Section 9 and (ii) any liability that it may have to any indemnified party under the foregoing provision of this Section 9 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable and documented out-of-pocket fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such reasonable and documented out-of-pocket fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not, in any event, be liable for any settlement of any action or claim effected without its written consent. No indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 9 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent (1) includes an unconditional release of each indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability arising or that may arise out of such claim, action or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 9 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Sales Agent, the Company and the Sales Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company or the Sales Agent from persons other than the Company or the Sales Agent, as applicable, such as persons who control the Company or the Sales Agent, as applicable, within the meaning of the Securities Act, and only with respect to the Company, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Sales Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Sales Agent on the other hand. The relative benefits received by the Company on the one hand and the Sales Agent on the other hand shall be deemed to be in the same proportion as the total Net Proceeds from the sale of the Placement Shares (before deducting expenses) received by the Company bear to the total compensation received by the Sales Agent from the sale of Placement Shares on behalf of the Company. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Sales Agent, on the other hand, with respect to the statements or omission that resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or, in the case of the Sales Agent, to the Sales Agent’s Information (as defined in Section 9(b)), and not otherwise. The Company and the Sales Agent agree that it would not be just and equitable if contributions pursuant to this Section 9(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense, or damage, or action in respect thereof, referred to above in this Section 9(d) shall be deemed to include, for the purpose of this Section 9(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim to the extent consistent with Section 9(c) hereof. Notwithstanding the foregoing provisions of this Section 9(d), the Sales Agent shall not be required to contribute any amount in excess of the commissions received by it under this Agreement and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9(d), any person who controls a party to this Agreement within the meaning of the Securities Act will have the same rights to contribution as that party (and any officers, directors, members, partners, employees or agents of the Sales Agent and each broker dealer affiliate of the Sales Agent will have the same rights to contribution as the Sales Agent), and each officer of the Company who signed the Registration Statement and each director of the Company will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 9(d), will notify any such party or parties from whom contribution may be sought, but the omission to so notify will not relieve that party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 9(d) except to the extent that the failure to so notify such other party materially prejudiced the substantive rights or defenses of the party from whom contribution is sought. Except for a settlement entered into pursuant to the last sentence of Section 9(c) hereof, no party will be liable for contribution with respect to any action or claim settled without its written consent if such consent is required pursuant to Section 9(c) hereof.

10. Representations and Agreements to Survive Delivery. The indemnity and contribution agreements contained in Section 9 of this Agreement and all representations and warranties of the Company herein or in certificates delivered pursuant hereto shall survive for a period of five (5) years from their respective dates, regardless of (i) any investigation made by or on behalf of the Sales Agent, any controlling person of the Sales Agent, or the Company (or any of their respective officers, directors, members or controlling persons), (ii) issuance and acceptance of the Placement Shares and payment therefor or (iii) any termination of this Agreement.

11. Termination.

(a) The Sales Agent shall have the right by giving notice as hereinafter specified at any time to terminate this Agreement if (i) any Material Adverse Change, or any development that could reasonably be expected to result in a Material Adverse Change has occurred that, in the reasonable judgment of the Sales Agent, may materially impair the ability of the Sales Agent to sell the Placement Shares hereunder, (ii) the Company shall have failed, refused or been unable to perform any agreement on its part to be performed hereunder; provided, however, in the case of any failure of the Company to deliver (or cause another person to deliver) any certification, opinion, or letter required under Sections 7(m), 7(n), 7(o) or 7(p), the Sales Agent’s right to terminate shall not arise unless such failure to deliver (or cause to be delivered) continues for more than thirty (30) days from the date such delivery was required, (iii) any other condition of the Sales Agent’s obligations hereunder is not fulfilled, or (iv) any suspension or limitation of trading in the Placement Shares or in securities generally on the Exchange shall have occurred and be continuing (including automatic halt in trading pursuant to market-decline triggers, other than those in which solely program trading is temporarily halted), or a major disruption of securities settlements or clearing services in the United States shall have occurred and be continuing, or minimum prices for trading have been fixed on the Exchange. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g) (Expenses), Section 9 (Indemnification and Contribution), Section 10 (Representations and Agreements to Survive Delivery), Section 11(f), Section 16 (Applicable Law; Consent to Jurisdiction) and Section 17 (Waiver of Jury Trial) hereof shall remain in full force and effect notwithstanding such termination. If the Sales Agent elects to terminate this Agreement as provided in this Section 11(a), the Sales Agent shall provide the required notice as specified in Section 12 (Notices).

(b) The Company shall have the right, by giving fifteen (15) days’ prior written notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(c) The Sales Agent shall have the right, by giving fifteen (15) days’ prior written notice as hereinafter specified in Section 12, to terminate this Agreement in its sole discretion at any time after the date of this Agreement. The Sales Agent shall also have the right to terminate this Agreement immediately upon the occurrence of a material adverse effect or certain customary “market-outs.” Any such termination shall be without liability of any party to any other party except that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(d) Unless earlier terminated pursuant to this Section 11, this Agreement shall automatically terminate upon the earlier to occur of (i) issuance and sale of all of the Placement Shares to or through the Sales Agent on the terms and subject to the conditions set forth herein and (ii) the expiration of the Registration Statement on the third (3rd) anniversary of the initial effective date of the Registration Statement pursuant to Rule 415(a)(5) under the Securities Act; provided that the provisions of Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 hereof shall remain in full force and effect notwithstanding such termination.

(e) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 11(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties; provided, however, that any such termination by mutual agreement shall in all cases be deemed to provide that Section 7(g), Section 9, Section 10, Section 11(f), Section 16 and Section 17 shall remain in full force and effect.

(f) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Sales Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Shares, such termination shall not become effective until the close of business on such Settlement Date and such Placement Shares shall settle in accordance with the provisions of this Agreement.

12. Notices. All notices or other communications required or permitted to be given by any party to any other party pursuant to the terms of this Agreement shall be in writing, unless otherwise specified, and if sent to the Sales Agent, shall be delivered to:

AC Sunshine Securities LLC

200 E. Robinson Street, Suite 295

Orlando, FL 32801

Attention: Dr. Ying Cui

Email: [●]

with a copy (which shall not constitute notice) to:

Ortoli Rosenstad LLP

366 Madison Ave, 3rd Floor

New York, New York 10017

E-Mail: [●]

Attention: Mengyi “Jason” Ye, Esq.; Yarona Yieh, Esq.

and if to the Company, shall be delivered to:

Hitek Global Inc.

Unit 304, No. 30 Guanri Road, Siming District,

Xiamen City, Fujian Province, People’s Republic of China

Attention: Xiaoyang Huang

Email: [●]

with a copy (which shall not constitute notice) to:

McCarter & English, LLP

250 West 55th Street

New York, NY 10019

Attention: Huan Lou, Esq.; David B. Manno, Esq.

Email: [●]

Each party may change such address for notices by sending to the other party to this Agreement written notice of a new address for such purpose. Each such notice or other communication shall be deemed given (i) when delivered personally on or before 4:30 p.m., New York City time, on a Business Day or, if such day is not a Business Day, on the next succeeding Business Day, (ii) on the second Business Day after timely delivery to a U.S. nationally-recognized overnight courier and (iii) on the Business Day actually received if deposited in the U.S. mail (certified or registered mail, return receipt requested, postage prepaid). For purposes of this Agreement, “Business Day” shall mean any day on which the Exchange and commercial banks in the City of New York are open for business.

An electronic communication (“Electronic Notice”) shall be deemed written notice for purposes of this Section 12 if sent to the electronic mail address in Schedule 2 hereof. Electronic Notice shall be deemed received at the time the party sending Electronic Notice receives confirmation of receipt by the receiving party (other than pursuant to auto-reply). Any party receiving Electronic Notice may request and shall be entitled to receive the notice on paper, in a nonelectronic form (“Nonelectronic Notice”), which shall be sent to the requesting party within ten (10) days of receipt of the written request for Nonelectronic Notice.

13. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the Company and the Sales Agent and their respective successors and permitted assigns and, as to Sections 5(b) and 9, the other indemnified parties specified therein. References to any of the parties contained in this Agreement shall be deemed to include the successors and permitted assigns of such party. Nothing in this Agreement, express or implied, is intended to confer upon any other person any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. Neither party may assign its rights or obligations under this Agreement without the prior written consent of the other party; provided, however, that the Sales Agent may assign its rights and obligations hereunder to an affiliate of the Sales Agent without obtaining the Company’s consent, so long as such affiliate is a registered broker-dealer.

14. Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any share split, share dividend, change in ratio of the Class A Ordinary Shares or similar event effected with respect to the Class A Ordinary Shares.

15. Entire Agreement; Amendment; Severability. This Agreement (including all schedules and exhibits attached hereto and Placement Notices issued pursuant hereto) constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Sales Agent. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Agreement.

16. Applicable Law; Consent to Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the principles of conflicts of laws. Each party hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection with any transaction contemplated hereby, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof (certified or registered mail, return receipt requested) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

17. Waiver of Jury Trial. The Company and the Sales Agent each hereby irrevocably waive any right it may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or any transaction contemplated hereby.

18. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) the Sales Agent is acting solely as agent in connection with the sale of the Placement Shares contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Company or any of its respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and the Sales Agent, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Sales Agent has advised or is advising the Company on other matters, and the Sales Agent has no obligation to the Company with respect to the transactions contemplated by this Agreement, except the obligations expressly set forth in this Agreement;

(b) the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Sales Agent has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement, and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(d) the Company has been advised and is aware that the Sales Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Sales Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(e) the Company waives, to the fullest extent permitted by law, any claims it may have against the Sales Agent, for breach of fiduciary duty or alleged breach of fiduciary duty in connection with the transactions contemplated by this Agreement and agrees that the Sales Agent shall have no liability (whether direct or indirect, in contract, tort or otherwise) to the Company in respect of such a fiduciary claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, partners, employees or creditors of the Company.

19. Use of Information. The Sales Agent may not provide any information gained in connection with this Agreement and the transactions contemplated by this Agreement, including due diligence, to any third party other than its legal counsel advising it on this Agreement unless expressly approved by the Company in writing.

20. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by email transmission. Counterparts of this Agreement, and any documents delivered pursuant hereto or in connection herewith, may be delivered via electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Effect of Headings; Knowledge of the Company. The section and exhibit headings herein are for convenience only and shall not affect the construction hereof. All references in this Agreement to the “knowledge of the Company” or the “Company’s knowledge” or similar qualifiers shall mean the actual knowledge of the directors and officers of the Company, after due inquiry.

22. Waiver of Immunity. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) the Cayman Islands, or any political subdivision thereof, (ii) the United States or the State of New York, or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

23. Appointment of Agent for Service. The Company hereby irrevocably appoints Puglisi & Associates as its agent for service of process in any suit, action or proceeding described in Section 16 and agrees that service of process in any suit, action or proceeding may be made upon it at the office of such agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that such agent has agreed to act as the Company’s agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.

24. Definitions. As used in this Agreement, the following term has the meaning set forth below:

(a) “Applicable Time” means the date of this Agreement, each Representation Date, each date on which a Placement Notice is given, each Point of Sale, and each Settlement Date.

[Remainder of Page Intentionally Left Blank]

If the foregoing correctly sets forth the understanding between the Company and the Sales Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and the Sales Agent.

Very truly yours,

HITEK GLOBAL INC.

By:	/s/ Xiaoyang Huang
	Name:	Xiaoyang Huang
	Title:	Director and CEO

ACCEPTED AND AGREED as of the date first-above written:

AC SUNSHINE SECURITIES LLC

By:	/s/ Ying Cui
	Name:	Ying Cui
	Title:	President and CEO

[Signature Page to Sales Agreement]

SCHEDULE 1

Form of Placement Notice

From:	Hitek Global Inc.

To:	AC Sunshine Securities LLC
Attention: [●]

Subject:	Placement Notice

Date:	[●], 20[●]

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agreement (the “Sales Agreement”) between Hitek Global Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), and AC Sunshine Securities LLC (the “Sales Agent”), dated [●], 2025, the Company hereby requests that the Sales Agent sell up to [●] Class A Ordinary Shares of the Company, par value $0.0001 per share, (the “Placement Shares”), at a minimum market price of $[●] per share, during the time period beginning [month, day, time] and ending [month, day, time] [and with no more than [●] Placement Shares sold in any one Trading Day].

[The Company may include such other sale parameters as it deems appropriate.]

Capitalized terms used and not defined herein shall have the respective meanings assigned to them in the Sales Agreement.

SCHEDULE 2

Notice Parties

THE COMPANY

Xiaoyang Huang

夏天雨 (Ivy Xia)

阮雨航 (Rae)

with a copy (which shall not constitute notice) to:

McCarter & English, LLP

250 West 55th Street

New York, NY 10019

Attention: Huan Lou, Esq.; David B. Manno, Esq.

Email: [●]

THE SALES AGENT

Dr. Ying Cui

With a copy (which shall not constitute notice) to:

Ortoli Rosenstad LLP

366 Madison Ave, 3rd Floor

New York, New York 10017

Attention: Mengyi “Jason” Ye, Esq.; Yarona Yieh, Esq.

E-Mail: [●]

SCHEDULE 3

Compensation

The Company shall pay to the Sales Agent in cash, upon each sale of Placement Shares through the Sales Agent pursuant to this Agreement, an amount equal to 3.5% of the aggregate gross proceeds from each sale of Placement Shares.

EXHIBIT 7(M)

OFFICER CERTIFICATE

The undersigned, the duly qualified and appointed _____________________ of Hitek Global Inc., an exempted company incorporated under the laws of the Cayman Islands (the “Company”), does hereby certify in such capacity and on behalf of the Company, pursuant to Section 7(m) of the Sales Agreement, dated October 8, 2025 (the “Sales Agreement”), between the Company and AC Sunshine Securities LLC, that:

(i)	the representations and warranties of the Company in Section 6 of the Sales Agreement (A) to the extent such representations and warranties are subject to qualifications and exceptions contained therein relating to materiality or Material Adverse Change, are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date, and (B) to the extent such representations and warranties are not subject to any qualifications or exceptions, are true and correct in all material respects as of the date hereof as if made on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(ii)	the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied pursuant to the Sales Agreement at or prior to the date hereof;

(iii)	as of the date hereof, (A) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (B) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (C) no event has occurred as a result of which it is necessary to amend or supplement the Registration Statement or the Prospectus in order to make the statements therein not untrue or misleading for clauses (A) and (B) above, respectively, to be true and correct;

(iv)	there has been no Material Adverse Change since the date as of which information is given in the Prospectus, as amended or supplemented;

(v)	the Company will not be in possession of any material non-public information at the time of delivery of any Placement Notice and/or as long as such Placement Notice is effective; and

(vi)	the aggregate offering price of the Placement Shares that may be issued and sold pursuant to the Sales Agreement and the maximum number or amount of Placement Shares that may be sold pursuant to the Sales Agreement have been duly authorized by the Company’s board of directors or a duly authorized committee thereof.

Terms used herein and not defined herein have the meanings ascribed to them in the Sales Agreement.

By:
Name:
Title:

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